                                                                    EXHIBIT 3.33


                            ARTICLES OF INCORPORATION

                                       OF

                                  LISN COMPANY


     The undersigned, desiring to form a corporation for profit under the General Corporation law of Ohio, does hereby certify:

     FIRST:    The name of the Corporation is:

                                  LISN COMPANY

     SECOND:   The place in Ohio where the principal office of the Corporation shall be located is Cleveland, Cuyahoga County.

     THIRD:    The purposes for which, and for any of which, the Corporation is formed are as follows:

     1) To install, improve and dismantle central office telephone equipment. To engage primarily in the sale of telephone cables and switching equipment to public utility companies; and

     2) In general, to carry on any lawful business whatsoever in connection with the business of the Corporation or which is calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its properties; and to have and exercise all rights, powers and privileges which are now or may hereafter be conferred upon corporations by the laws of Ohio.

     The Corporation reserves the right at any time and from time to time to change substantially its purposes pursuant to the affirmative vote or approval of the holders of shares entitled to exercise the proportion of the voting power of the Corporation now or hereafter required by statute for such approval, and such vote or approval shall be binding and conclusive upon every shareholder of the Corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purpose or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his shares.

     FOURTH:    The number of shares of Capital Stock which the Corporation is authorized to have outstanding is SEVEN HUNDRED FIFTY (750) shares of Common Stock, without par value.

     FIFTH:     Notwithstanding any provision of the Ohio Revised Code now or hereafter in force otherwise requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other portion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Articles of Incorporation, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

     SIXTH:    No holder of any class of shares of the Corporation shall
have any pre-emptive or preferential right to subscribe to or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized and whether unissued or in the treasury, or any obligations convertible into shares of any class of stock of the Corporation, at any time issued or sold, or any right to subscribe to or purchase any thereof.

     SEVENTH: The Corporation may, from time to time, pursuant to authorization by its Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Directors shall determine, to the extent permitted by law; subject, however, to such limitation or restriction, if any, as may be imposed by the terms or provisions of any class of shares or other securities of the Corporation outstanding at the time of the purchase or acquisition in question.

     EIGHTH:   A Director or officer of the Corporation shall not be
disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise, nor shall any transaction, contract or other act of the Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any Director or officer, or any firm in which such Director or officer is a member, or any corporation of which such Director or officer is a shareholder, director or officer, is in any way interested in such transaction, contract or other act, provided the fact that such Director, officer, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors at the time at which any action upon any such transaction, contract or other act occurred; and any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect of any such transaction, contract or other act, and may vote thereat to authorize, ratify or approve any such transaction, contract or other act with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer were not interested in such transaction, contract or other act.

     NINTH:    Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but


                                      -2-
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upon every shareholder of the Corporation to the same extent as if such statute had been in force at the time of the filing of those Articles of Incorporation in the office of the Secretary of State of Ohio.

          IN WITNESS WHEREOF, I have hereunto subscribed my name this 9th day of January, 1987.



                                        Frederick N. Widen
                                        -------------------------------------
                                        Frederick N. Widen, Sole Incorporator






                                      -3-
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C-123 August 1983

Prescribed by Sherrod Brown
Secretary of State




[SECRETARY OF STATE LOGO]

                        CONSENT FOR USE OF SIMILAR NAME



     On the     9th              day of      January        , 1987
            ----------------------        ----------------------    -----------,

the BOARD OF DIRECTORS OF Lisn, Inc.
                          -----------------------------------------------------
                                 (Name of Corporation giving Consent)

                           (Charter or License No.)         359471
--------------------------                          ---------------------------

passed the following resolution:

     RESOLVED, that   Lisn, Inc.
                    -----------------------------------------------------------
                                  (Name of Corporation giving Consent)

gives it consent to   Lisn Company
                    -----------------------------------------------------------

-------------------------------------------------------------------------------

to use the name       Lisn Company
                ---------------------------------------------------------------



Date         January 9, 1987        Signed    /s/
     -------------------------------        -----------------------------------
                                            Secretary or Assistant Secretary of
                                                   Consenting Corporation







NOTE: This document MUST BE SIGNED by the SECRETARY or ASSISTANT SECRETARY of the consenting corporation, pursuant to Section 1701.05(A) of the Ohio Revised Code

[THE SECRETARY OF STATE LOGO]


ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being the sole incorporator of Lisn Company,
                                                --------------------------
                                                 (Name of Corporation)
hereby appoints Leader Service Corp.  to be statutory agent upon whom any
                 --------------------
                  (Name of Agent)
process, notice or demand required or permitted by statute to be served upon the corporation may be served.

The complete address of the agent is: 1300 Bond Court Building
                                      ------------------------
                                             (Street)

Cleveland         , Cuyahoga    County, Ohio 44114 .
-----------------   -----------              -------
(City of Village)                          (Zip Code)

  Date: January 9, 1987                       /s/ Frederick N. Widen
        ---------------                       ----------------------
                                                Sole (Incorporator)
                                              Frederick N. Widen


                                              ----------------------
                                                  (Incorporator)

                                              ----------------------
                                                  (Incorporator)

                                              ----------------------
                                                  (Incorporator)


                                  Instructions

1) Profit and non-profit articles of Incorporation must be accompanied by an original appointment of agent R.C. 1701.04(C). 1702.04(C)

2) The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign corporation licensed in Ohio which is a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent R.C. 1701.07(A). 1702.06(A)

3) The agent's complete street must be given; a post office box number is not acceptable. R.C. 1701.07(C). 1702.08(A).

4) An original appointment of agent form must be signed by a least a majority of the incorporators of the corporation R.C. 1701.07(B). 1702.07.(B).